Exhibit 10.6

LULU’S FASHION LOUNGE HOLDINGS, INC.

2021 EQUITY INCENTIVE PLAN

SPECIAL COMPENSATION AWARD AGREEMENT

GRANT NOTICE

You have been granted a special compensation award, intended to constitute an Other Award for purposes of the Plan (the “Award”), subject to the terms and conditions of the Lulu’s Fashion Lounge Holdings, Inc. 2021 Equity Incentive Plan (the “Plan”) and this Special Compensation Award Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”). Capitalized terms used but not defined in the Agreement shall have the meanings ascribed to such terms in the Plan.

Name of Awardee:	David W. McCreight

Grant Date:	April 19, 2021

[signature page to follow]

Your signature below indicates your agreement and understanding that this Award is subject to all of the terms and conditions contained in the Agreement (including this Grant Notice and Appendix A to the Agreement) and the Plan. In the event that you fail to return a signed copy of this Agreement to the Company within 60 days following the Grant Date, the Award will be automatically cancelled, unless determined otherwise by the Administrator. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AWARD.

LULU’S FASHION LOUNGE HOLDINGS, INC.

By
Name:
Title:

AWARDEE

David W. McCreight

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APPENDIX A TO AWARD AGREEMENT

ARTICLE I.

GRANT OF AWARD

Section 1.1 Grant of Award. The Company hereby grants to the Awardee the Award referred to in the Grant Notice, the specific terms of which are set forth in this Appendix A, upon the terms and conditions set forth in that certain employment agreement by and between the Awardee, the Company, and Lulu’s Fashion Lounge, LLC, a Delaware limited liability company and indirect subsidiary of the Company, dated as of [April 15, 2021] (the “Employment Agreement”), the Plan, the Management Stockholders Agreement, and this Agreement (including the Grant Notice and this Appendix A to the Agreement).

Section 1.2 Award Subject to Plan and Management Stockholders Agreement. The Award granted hereunder is subject to the terms and provisions of the Plan and the Management Stockholders Agreement.

Section 1.3 Special Compensation Awards. This Award sets forth further terms and conditions of the obligations of the Company and the Awardee pursuant to the Employment Agreement to pay or issue amounts in satisfaction of (i) the First Special Compensation Award and Second Compensation Award, as defined in the Employment Agreement, due pursuant to Sections 2.5(a) and 2.5(b) of the Employment Agreement and (ii) Sections 3.5(c) and 3.5(d) of the Employment Agreement.

Section 1.4 Vesting, Timing and Manner of Issuance of Shares. To the extent the conditions set forth in the Employment Agreement have been satisfied, Awardee shall receive the number of shares of Common Stock (i) in settlement of the First Special Compensation Award and/or Second Special Compensation Award, as applicable, as is required to be delivered pursuant to the applicable subsection of Section 2.5 of the Employment Agreement or (ii) as is required to be delivered pursuant Section 3.5(c) or 3.5(d) of the Employment Agreement, in the case of clauses (i) and (ii), subject to the Awardee having also executed the Management Stockholders Agreement. Such shares shall be issued to Awardee in accordance with the timing set forth in the applicable subsection of Section 2.5 of the Employment Agreement or in Section 3.5(c) or 3.5(d) of the Employment Agreement, as applicable. If the Awardee fails to validly execute the Management Stockholders Agreement, the Company shall have no obligation to deliver the shares of Common Stock subject to the Award. Unless otherwise determined by the Company, the shares will be issued in uncertificated form and recorded in the name of the Awardee in the books and records of the Company or its transfer agent with appropriate notations regarding the restrictions set forth in this Agreement, the Plan or the Management Stockholders Agreement. Prior to the issuance of the shares pursuant to the preceding sentence, the Awardee shall have no rights as a Stockholder of the Company in respect of the Award.

ARTICLE II.

OTHER PROVISIONS

Section 2.1 Awardee Representation; Not a Contract of Service. The Awardee hereby represents that the Awardee’s execution of this Agreement and participation in the Plan is voluntary and that the Awardee has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its subsidiaries. Nothing in this Agreement or in the Plan shall confer upon the Awardee any right to continue as a Service Provider or shall interfere with or restrict in any way the rights of the Company or its subsidiaries, which are hereby expressly reserved, to discharge the Awardee at any time for any reason whatsoever, with or without Cause except pursuant to an employment or consulting agreement executed by and between the Company and the Awardee and approved by the Board.

Section 2.2 Shares Subject to Plan and Management Stockholders Agreement. The Awardee acknowledges that this Award and the shares of Common Stock delivered to the Awardee pursuant to the Award are subject to the terms of the Plan and the Management Stockholders Agreement. In the event of a conflict between the terms of this Agreement and the Plan or the Management Stockholders Agreement, the terms of the Plan or Management Stockholders Agreement, as applicable, will control.

Section 2.3 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

Section 2.4 Taxes. The Awardee acknowledges and agrees that the Awardee has relied upon the advice of the Awardee’s own tax advisors in connection with the transactions contemplated by this Agreement and that the Awardee makes no representation or warranty as to the tax treatment of the Award. The Awardee acknowledges that the Awardee is responsible for all taxes associated with the Awardee’s receipt of the Award and any shares or other consideration delivered in settlement hereof.

Section 2.5 No Transfers. The Awardee agrees not to sell or otherwise transfer any equity securities of the Company except in accordance with the terms of the Management Stockholders Agreement.

Section 2.6 No Registration. The Awardee understands and agrees that the Shares are being acquired by the Awardee in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. The Awardee understands that the Shares have not been, and will not be, approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to the Awardee by the Company. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Awardee or an investment in the Company.

Section 2.7 Limitations on Disposition and Resale. The Awardee understands and acknowledges that the shares of Common Stock have not been and will not be registered under the Securities Act, or the securities laws of any state and, unless the shares of Common Stock are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. The Awardee recognizes that there will not be any public trading market for the shares of Common Stock, and, as a result, the Awardee may be unable to sell or dispose of his or her interest in the Company.

ARTICLE III.

DEFINITIONS

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 3.1 Award. “Award” shall mean the Award of Shares granted under this Agreement that is intended to constitute an Other Award for purposes of the Plan.

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Section 3.2 Awardee. “Awardee” shall be the person designated as such in the Grant Notice.

Section 3.3 Governmental Authority. “Governmental Authority” shall mean any (i) federal, state, local, municipal, foreign or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

Section 3.4 Grant Date. “Grant Date” shall be the grant date set forth in the Grant Notice.

Section 3.5 Grant Notice. “Grant Notice” shall mean the Grant Notice referred to in Section 1.1 of this Agreement, which Grant Notice is for all purposes a part of the Agreement.

Section 3.6 Management Stockholders Agreement. “Management Stockholders Agreement” shall mean that certain Management Stockholders Agreement by and between the Company and its stockholders, as may be amended from time to time.

Section 3.7 Plan. “Plan” shall mean the Lulu’s Fashion Lounge Holdings, Inc. 2021 Equity Incentive Plan.

Section 3.8 Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

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